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                     ST. JUDE MEDICAL, INC. AND SUBSIDIARIES
                          YEAR ENDED DECEMBER 31, 1996

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                                                 Year Ended December 31

                                                                     ---------------------------------------------

                                                                        1996             1995             1994
                                                                    ------------     ------------     ------------
PRIMARY
           Average shares outstanding                                 80,636,809       79,790,294       79,617,015

           Net effect of dilutive stock options, based on the
           treasury stock method using average market price            1,316,272        1,197,510          467,894
                                                                    ------------     ------------     ------------

                                                          TOTAL       81,953,081       80,987,804       80,084,909
                                                                    ============     ============     ============

           Net  Income                                              $ 92,180,708     $138,847,849     $ 86,450,001
                                                                    ============     ============     ============

           Earnings Per Share                                       $       1.12     $       1.71     $       1.08

FULLY DILUTED
           Average shares outstanding                                 80,636,809       79,790,294       79,617,015

           Net effect of dilutive stock options, based on the
           treasury stock method using year-end market price,
           if higher than average market price                         1,607,200        1,674,162          814,628
                                                                    ------------     ------------     ------------

                                                          TOTAL       82,244,009       81,464,456       80,431,643
                                                                    ============     ============     ============

           Net Income                                               $ 92,180,708     $138,847,849     $ 86,450,001
                                                                    ============     ============     ============

           Earnings Per Share                                       $       1.12     $       1.70     $       1.07
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